CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-297742 on Form S-6 of our report dated September 16, 2026, relating to the financial statement of FT 13235, comprising S&P International Dividend Aristocrats Port. 4Q '26 (S&P International Dividend Aristocrats Portfolio, 4th Quarter 2026 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 16, 2026